Exhibit 99.1

VoIP Inc. Advances $475,000 Dollars and Signs Letter of Intent to Acquire Caerus, Inc., Volo Communications and Other Subsidiaries

Monday May 16, 9:27 am ET

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 16, 2005--VoIP Inc. (OTCBB: VOII -
News) announced today that it has advanced - $475,000 dollars and had signed a letter of intent to acquire Caerus, Inc. which includes all wholly-owned subsidiaries; Volo Communications, Inc., Caerus Networks Inc, and Caerus Billing Inc.

Under the purposed purchase terms, VoIP, Inc. will acquire 100% of the stock and assets of Caerus, Inc in exchange for the issuance of 15 million common shares of VoIP, Inc. The company has advanced Caerus, Inc. $475,000 for implementation of their newly developed Least Cost Routing engine (LCR) and the Company expects to fund an additional $275,000 dollars for LCR prior to closing.

At the core of Caerus' value proposition and industry differentiation lies in its proprietary softswitch technology. The protocol agnostic architecture enables virtually any network protocol, from legacy switches to the latest MPLS standards, to communicate with the Caerus softswitch. Shawn Lewis, Caerus' President and CEO is a well respected leader and innovator, having written the patents for the first softswitch (patent 6,614,781) and SS7 Media Gateway (patent 6,442,169). One of Mr. Lewis' many accomplishments was the sale in 1998 of XCOM Technologies, Inc., a CLEC that he co-founded, to Level 3 Communications, Inc. (NASDAQ NM: LVLT - News) for common stock, options and warrants valued at $154 million dollars.

Caerus, Inc and its three subsidiaries generated revenues during calendar year 2004 that totaled 14 million dollars and based on current contracts and purchased orders, revenues are estimated to exceed 38 million for calendar year 2005.

The Volo Communications, Inc. subsidiary is the licensed facilities-based CLEC (Competitive Local Exchange Carrier) and IXC (Inter Exchange Carrier). Caerus Networks, Inc. is the technology research and development subsidiary and Caerus Billing, Inc. is the billing and mediation subsidiary.

Volo Communications is a wholesale provider of advanced telecommunications technologies and services to carriers and service providers including Inter Exchange Carriers (IXCs), CLECs, ISPs, Cable Operators and Enhanced Voice and Data Service Providers. Through the wholesale only model Caerus has positioned itself as a "carrier's carrier" and a leader in the broadband voice marketplace. Volo markets its network products and services under the VoiceOne brand name.

Caerus currently has network facilities (Network Access Points "NAPs") operating in Orlando, Atlanta, New York, Dallas and Los Angeles. A total of 22 NAPs are planned to be operational by the end of 2005 that will be capable of addressing the top 100 MSAs representing 93 percent of the domestic population.

The VoiceOne Network Operations Center (NOC) is a fully manned 24 x 7 operation and is the heartbeat of Volo Communications. The NOC is where the company monitors all aspects of the technical environment, from its nationwide OC-12 backbone to network routers, SIP proxies and numerous routing gateways, soft switches and other aspects of its VOIP infrastructure. Fully redundant technologies are deployed in a scalable network environment that enables the company to compete effectively and efficiently in the ever-evolving and demanding IP telecommunications marketplace. The VoiceOne network incorporates an advanced MPLS (Multi-Protocol Label Switching) architecture which is designed and operated to offer world-class services to carriers and service providers. VoiceOne features direct interconnection facilities with multiple LECs (Local Exchange Carriers), CLECs, IXCs, service providers, cable operators, wireless carriers and resellers.

"The combined strengths of our two companies will make us the leader in the IP telephony industry," said Steven Ivester, CEO of VoIP Inc. "This acquisition will provide us with the one of the largest Voice over IP Networks in the United States. It is one thing to have the Carrier grade network to support growth, but it is something else to have the engineering and development talent to make you the industry leader in VoIP Carrier grade networks. We are about 80% of the way through the negotiations of the definitive agreement and feel that we have most of the difficult hurtles behind us. Once the acquisition is complete our team will consist of some of the industries best and most forward thinking minds."

About VoIP, Inc

VoIP, Inc. is an emerging global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc., through its subsidiaries, provides a comprehensive portfolio of IP multimedia-based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

For more info on the company please visit the company's web site;www.voipinc.com

About Caerus, Inc

Caerus provides wholesale IP and voice services through the VoiceOne network, enabling Carriers to offer VOI Protocol and enhanced data services to their customers without having to incur substantial capital expenditures related to network build. The protocol agnostic capabilities of the network allow for rapid integration into VoiceOne, with typical installations taking less than 30 days. Caerus' service creation environment enables both Volo and its Carriers to develop customized applications for their customers. Caerus' nationwide network is fully operational with core hubs in New York, Los Angeles, Orlando, Atlanta and Dallas. Caerus is in the process of expanding its physical footprint into 22 cities, which will enable it to further reduce costs, expand network capacity and continue to improve network quality. Caerus utilizes its proprietary softswitch technology deployed over "off-the-shelf" hardware, which has enabled it to create a nationwide footprint at a fraction of the cost of duplicating the network using vendor products. For more info on the company please visit the company's web site; www.careus.com

Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact:
VoIP, Inc., Fort Lauderdale
Steven Ivester, 954-434-2000
sivester@voipinc.com
or
Belinda Banks, 917-670-6918
Source: VoIP, Inc.